Applied Digital Reports Fiscal Third Quarter 2023 Financial Results and Provides an Operational Update

-Generated Sequential Revenue Growth of 14% -

DALLAS, TX – April 6, 2023 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder and operator of next-generation digital infrastructure that is designed for High Performance Computing (“HPC”) applications, today reported financial results for the fiscal third quarter of 2023 ended February 28, 2023. The Company also provided an operational update and outlook.

Recent Financial and Operational Highlights
•Fiscal third quarter 2023 revenue of $14.1 million.
•Fiscal third quarter 2023 adjusted EBITDA of $0.9 million.
•Fiscal third quarter 2023 adjusted loss from continuing operations of $1.4 million, or adjusted loss per share of $0.01.
•Energized second co-hosting facility in Ellendale, North Dakota in early March. The Company anticipates the first half of the facility’s 180-Megawatt (“MW”) capacity will be turned on by the end of April and the rest to be turned on by the end of June.
•Continued progress on third co-hosting facility in Garden City, Texas with energization expected following final metering approval.
•Recognized first HPC revenue during the quarter and anticipate initial operations in our new Jamestown HPC building to begin in the next 4-5 weeks.

Management Commentary
“Demand for our services from both traditional customers and emerging HPC applications remains robust, which validates our position as a financially strong and leading digital infrastructure provider to serve various hosting needs,” said Applied Digital Chairman and CEO Wes Cummins. “We’ve been diligently working toward providing digital infrastructure solutions that provide differentiated services from traditional datacenters, and successfully initiated energization of our 180 MW facility in Ellendale, North Dakota in early March. In addition to Ellendale, we are making great progress at our 200 MW facility in Garden City, Texas and are ready to power on the site following approval of technical details given the unique aspects of the facility.”

“Looking ahead, we remain excited about the future and in our ability to deliver long-term, high-margin, sustainable cash flow. While we continue to see robust demand from cryptocurrency miners, we aim to diversify our customer base and exposure to the growing segments of the HPC market as we believe that will provide a high return on invested capital for shareholders.”

Jamestown, North Dakota Facility Update (100MW)
Applied Digital’s first facility is in Jamestown, North Dakota with capacity of 100MW. The entire 100MW of capacity has been fully contracted on multi-year contracts, providing revenue visibility for the Company. Additionally, the facility is powered through a five-year Energy Services Agreement (ESA) with a local utility.

Garden City, Texas Facility Update (200MW)
Applied Digital’s second facility is in Garden City, Texas, planned for capacity of 200MW. Construction of the facility is complete and miners are actively being installed. The Company has received regulatory approval for this site and is finalizing technical details with the utility provider and energy partner. The site is currently expected to energize following final approvals.

Ellendale, North Dakota Facility Update (180MW)
Applied Digital’s third co-hosting facility is in Ellendale, North Dakota with planned capacity of 180MW. The site is close to significant wind power capacity and is at a different location than the Company's Jamestown facility. The Company successfully initiated energization in early March and is now powering and operating the new site only six months after initial construction began. The Company previously entered into a five-year Energy Service Agreement (ESA) with a utility partner in Dickey County servicing Ellendale, North Dakota.

HPC Customer Update
Applied Digital’s next-generation datacenters are ideal hosting sites for HPC applications that can offer lower cost, high compute power solutions compared to traditional datacenters that are typically higher cost and do not have the ability in most current facilities to provide the power density required for AI/ML workloads. The Company successfully retrofitted a small portion of its existing 100MW Jamestown facility to support a GPU deployment. During the quarter the company had three customers utilizing this GPU capacity at our facility. Construction started during the quarter on our specialized 5MW standalone processing center, adjacent to its existing 100MW Jamestown facility. We expect the initial capacity in the new HPC facility to come online in the next 4-5 weeks. The facility will be completed in two additional stages with full capacity online by year end. We have had significant interest in the new facility and are optimistic we will secure a large anchor customer in the next two months.

Financial Results for Fiscal Third Quarter 2023 Ended February 28, 2023
Note: Applied Digital did not have operations in the prior year comparable period and thus no comparative analysis is included.

Revenues in the fiscal third quarter 2023 were $14.1 million. Hosting revenues were generated entirely from the Company’s first hosting facility in Jamestown, North Dakota. The Jamestown facility operated at full capacity during the quarter.

Cost of revenues in the fiscal third quarter 2023 was $10.5 million, consisting of approximately $8.6 million of energy costs, $0.9 million of depreciation and amortization expense, and $1.0 million of personnel expenses for employees directly working at the Jamestown hosting facility.

Adjusted Gross Profit, a non-GAAP measure, for the fiscal third quarter of 2023 was $4.4 million, or 31% of revenue.

Operating expenses for the fiscal third quarter of 2023 were $10.5 million, which included $4.5 million in stock-based compensation, $3.9 million in other selling, general and administrative costs and $1.1 million of depreciation and amortization expenses not attributable to cost of sales.

Net loss attributable to Applied Digital for the fiscal third quarter of 2023 was $7.0 million, or $0.08 per basic and diluted share, based on a weighted average share count during the quarter of 94.1 million.

Adjusted EBITDA, a non-GAAP measure, for the fiscal third quarter of 2023 was $0.9 million.

Adjusted net loss attributable to Applied Digital, a non-GAAP measure, for the fiscal third quarter of 2023,  was a loss of $1.4 million, or $0.01 per basic and diluted share, based on a weighted average share count during the quarter of approximately 94.1 million.

Applied Digital ended the fiscal third quarter 2023 with cash and cash equivalents of $22.9 million and $23.7 million in debt outstanding.

Conference Call
Applied Digital will host a conference call today, April 6, 2023 at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these results. A question-and-answer session will follow management’s presentation.

To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Digital conference call.

U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13736971

The conference call will broadcast live and be available for replay here.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 1:00 p.m. Eastern time April 6, 2023 through April 20, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13736971

About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) is a builder and operator of next-generation datacenters across North America which provide substantial compute power to blockchain infrastructure and support Bitcoin mining. The Company has partnered with the most recognized names in the industry to develop, deploy, and scale its business. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except number of shares and par value data)

	February 28, 2023	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$22,921	$46,299
Accounts receivable	82	227
Prepaid expenses and other current assets	1,387	1,336
Total current assets	24,390	47,862
Property and equipment, net	167,276	64,260
Right of use asset, net	12,911	6,408
Other Assets	3,030	1,450
TOTAL ASSETS	$207,607	$119,980

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$14,000	$13,260
Current portion of lease liability	4,193	1,004
Current portion of term loan	4,855	1,333
Customer deposits	36,370	9,524
Current deferred revenue	47,619	3,877
Sales and use tax payable	1,563	—
Total current liabilities	108,600	28,998
Deferred tax liability	260	540
Long-term portion of lease liability	8,490	5,310
Long-term term loan	18,862	5,897
Total liabilities	$136,212	$40,745
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 166,666,667 shares authorized, 99,471,127 shares issued and 94,469,399 shares outstanding at February 28, 2023, and 97,837,702 shares issued and 97,801,406 shares outstanding at May 31, 2022	$100	$98
Treasury stock, 5,001,728 shares at February 28, 2023 and 36,296 shares at May 31, 2022, at cost	(62)	(62)
Additional paid in capital	155,055	128,293
Accumulated deficit	(94,243)	(56,070)
Total stockholders’ equity attributable to Applied Digital Corporation	60,850	72,259
Noncontrolling interest	10,545	6,976
Total Stockholders' equity including noncontrolling interest	$71,395	$79,235
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$207,607	$119,980

Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Revenues:
Hosting revenue	$14,090	$1,026	$33,354	$1,026

Cost of revenues	$10,533	$2,073	$28,438	$2,073
Gross profit	3,557	(1,047)	4,916	(1,047)

Costs and expenses:
Selling, general and administrative	$10,514	$1,370	$42,727	$15,585
Total costs and expenses	$10,514	$1,370	$42,727	$15,585
Operating loss	$(6,957)	$(2,417)	$(37,811)	$(16,632)

Other income (expense):
Interest Expense	$(384)	$—	$(1,125)	$—
Gain on extinguishment of accounts payable	—	80	—	405
Loss on extinguishment of debt	—	—	(94)	(1,342)
Total other expense, net	(384)	80	(1,219)	(937)
Net loss from continuing operations before income tax expenses	(7,341)	(2,337)	(39,030)	(17,569)
Income tax benefit (expense)	—	(60)	280	(274)
Net loss from continuing operations	(7,341)	(2,397)	(38,750)	(17,843)
Net gain from discontinued operations, net of income taxes	—	(4,048)	—	(2,870)
Net loss including noncontrolling interests	(7,341)	(6,445)	(38,750)	(20,713)
Net loss attributable to noncontrolling interest	(316)	—	(577)	—
Net loss attributable to Applied Digital Corporation	$(7,025)	$(6,445)	$(38,173)	$(20,713)

Basic and diluted net (loss) gain per share:
Continuing Operations	$(0.08)	$(0.04)	$(0.41)	$(0.35)
Discontinued Operations	$—	$(0.08)	$—	$(0.06)
Basic and diluted net loss per share	$(0.08)	$(0.12)	$(0.41)	$(0.41)
Basic and diluted weighted average number of shares outstanding	94,119,944	53,396,920	93,545,687	50,546,048

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2023	February 28, 2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Applied Digital Corporation	$(38,173)	$(20,713)
Net loss from discontinued operations, net of income taxes	—	(2,870)
Net Loss attributable to noncontrolling interest	(577)	—
Net Income (loss) from continuing operations	(38,750)	(17,843)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and Amortization	4,631	245
Gain on extinguishment of accounts payable	—	(405)
Loss on extinguishment of debt	94	1,342
Stock-Based Compensation	26,878	12,337
Lease Expense	246	136
Deferred Tax	(280)	274
Changes in assets and liabilities:
Accounts receivable	145	12
Prepaid expenses and other current assets	(51)	(2,091)
Customer deposits	26,846	2,126
Deferred revenue	43,742	2,883
Accounts payable and accrued liabilities	(10,020)	4,479
Sales and use tax payable	1,563	—
Interest on finance leases	(104)	—
Lease Assets and Liabilities	(796)	(233)
Net cash provided by operating activities of continuing operations	54,144	3,262
Net cash provided by operating activities of discontinued operations	—	966
NET CASH PROVIDED BY OPERATING ACTIVITIES	54,144	4,228
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(96,214)	(28,180)
Investments in private companies	(100)	—
Net cash used in investing activities of continuing operations	(96,314)	(28,180)
Net cash provided by investing activities of discontinued operations	—	(7,408)
NET CASH USED IN INVESTING ACTIVITIES	(96,314)	(35,588)
Issuance of preferred stock	—	34,500
Repayment of finance leases	(1,635)	(2)
Preferred issuance costs	—	(2,927)
Term loan payoff	(7,056)	—
Proceeds from issuance of term loan	25,567	—
Term Loan Issuance Costs	(333)	—
Loan Payments	(1,784)	—
Payments of employee restricted stock tax withholdings	(114)	—
Noncontrolling interest contributions	4,147	—
Net cash provided by financing activities of continuing operations	18,792	31,571
Net cash provided by financing activities of discontinued operations	—	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	18,792	31,571
NET (DECREASE ) INCREASE IN CASH AND CASH EQUIVALENTS	(23,378)	211
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,299	11,750
CASH AND CASH EQUIVALENTS, END OF PERIOD	22,921	11,961
Less: cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents of continuing operations	$22,921	$11,961
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$1,118	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Right-of-use asset obtained by lease obligation	$8,693	$1,207
Fixed assets in accounts payable	$9,384	$12,156

Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures. See below for discussion on each non-GAAP metric.

Adjusted Operating Loss and Adjusted Net Loss
Adjusted operating loss and adjusted net loss are non-GAAP measures that represent operating loss and net loss from continuing operations excluding stock-based compensation and nonrecurring expenses. We believe these are useful metrics as they provide additional information regarding factors and trends affecting our business and provide perspective on results absent one-time or significant non-cash items. However, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted Operating Loss and Adjusted Net Loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Operating Loss and Adjusted Net Loss in the same fashion.

Because of these limitations, Adjusted Operating Loss and Adjusted Net Loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Operating Loss and Adjusted Net Loss on a supplemental basis. You should review the reconciliation of operating loss to Adjusted Operating Loss and net loss to Adjusted Net Loss above and not rely on any single financial measure to evaluate Applied Digital’s business.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, gain on extinguishment of accounts payable, loss on extinguishment of debt, and one-time professional service costs not directly related to the company’s offering and therefore not deferred under the guidance in ASC 340 and SAB Topic 5A. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Applied Digital’s performance that is neither required by, nor presented in accordance with, GAAP. Applied Digital believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Applied Digital may incur future expenses similar to those excluded when calculating these measures. In addition, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA above and not rely on any single financial measure to evaluate Applied Digital’s business.

Adjusted Gross Profit
“Adjusted Gross Profit” is a non-GAAP measure that represents gross profit adjusted for depreciation expense within cost of revenues. We believe this is a useful metric as it provide additional information regarding gross profit aside from significant non-cash expense in depreciation. However, Applied Digital’s presentation of this measure should not be construed as an inference that its future results will be unaffected by other factors within cost of revenues. Applied Digital’s computation of Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Gross Profit in the same fashion.

Because of these limitations, Adjusted Gross Profit should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Gross Profit on a supplemental basis. You should review the reconciliation of gross profit to Adjusted Gross Profit above and not rely on any single financial measure to evaluate Applied Digital’s business.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended		Nine Months Ended
$ in thousands	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Adjusted operating loss
Operating Loss from Continuing Operations (GAAP)	$(6,957)	$(2,417)	$(37,811)	$(16,632)
Add: Stock-based compensation	4,481	—	26,879	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(80)	—	(405)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	365	433	1,437	1,069
Add: One-time electricity charges	—	—	114	—
Add: Other non-recurring expenses	1,094	—	1,675	—
Adjusted Operating Loss from Continuing Operations (Non-GAAP)	$(1,017)	$(2,064)	$(7,613)	$(2,289)
Adjusted operating margin from Continuing Operations	(7.2)%	(201.2)%	(22.8)%	(223.1)%

Adjusted net income (loss)
Net Loss from Continuing Operations (GAAP)	$(7,341)	$(2,397)	$(38,750)	$(17,843)
Add: Stock-based compensation	4,481	—	26,879	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(80)	—	(405)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	365	433	1,437	1,069
Add: One-time electricity charges	—	—	114	—
Add: Other non-recurring expenses	1,094	—	1,675	—
Adjusted net loss from Continuing Operations (Non-GAAP)	$(1,401)	$(2,044)	$(8,552)	$(3,500)

EBITDA and Adjusted EBITDA
Net Loss from Continuing Operations (GAAP)	$(7,341)	$(2,397)	$(38,750)	$(17,843)
Add: Interest Expense	384	—	1,125	—
Add: Income Tax Benefit (Expense)	—	60	(280)	274
Add: Depreciation and Amortization	1,927	245	4,631	245
EBITDA (Non-GAAP)	$(5,030)	$(2,092)	$(33,274)	$(17,324)
Add: Stock-based compensation	4,481	—	26,879	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(80)	—	(405)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	365	433	1,437	1,069
Add: One-time electricity charges	—	—	114	—
Add: Other non-recurring expenses	1,094	—	1,675	—
Adjusted EBITDA (Non-GAAP)	$910	$(1,739)	$(3,076)	$(2,981)

Adjusted Gross Profit
Gross profit (GAAP)	$3,557	$(1,047)	$4,916	$(1,047)
Add: Depreciation and amortization in cost of revenues	878	60	2,581	60
Add: One-time electricity charges	—	—	114	—
Adjusted Gross Profit (Non-GAAP)	$4,435	$(987)	$7,611	$(987)

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Media Contact
Robert Collins or Brenlyn Motlagh
Gateway Group, Inc.
(949) 899-3135
APLD@gatewayir.com